UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 of this Form 8-K regarding the issuance of warrants by AdCare Health Systems, Inc. (the “Company”) is incorporated by reference into this Item 3.02.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2011, the Company announced that it had appointed Mr. David Rubenstein to serve as its Executive Vice President and Chief Operating Officer effective December 19, 2011.  The Company appointed Mr. Rubenstein as Executive Vice President and Chief Operating Officer on November 18, 2011, but delayed the filing of this Form 8-K until the public announcement of such appointment pursuant to the instruction to Item 5.02(c) of Form 8-K.

In connection with Mr. Rubenstein’s appointment, the Company and Mr. Rubenstein executed an Employment Agreement, effective as of December 19, 2011 (the “Employment Agreement”), pursuant to which the Company will employ Mr. Rubenstein as its Executive Vice President and Chief Operating Officer on the following terms: (i) the Company will pay to Mr. Rubenstein an annual base salary of $300,000, subject to increase; (ii) the Company will pay Mr. Rubenstein a one-time signing bonus of $150,000; (iii) Mr. Rubenstein will be eligible to earn, commencing in 2012, an annual bonus with a target amount equal to 75% of his annual salary, based on reasonably expected performance; and (iv) the Company will provide to Mr. Rubenstein such other benefits as other executives of the Company receive, including severance pay and related benefits if Mr. Rubenstein’s employment is terminated by him for good reason or by Company without cause.

Pursuant to the Employment Agreement, on December 19, 2011, the Company will grant to Mr. Rubenstein, as an inducement to his employment with the Company: (i) a ten-year warrant to purchase 100,000 shares of common stock, with an exercise price equal to the per share closing price of the common stock on such date; and (ii) a ten-year warrant to purchase 100,000 shares of common stock with an exercise price equal to the per share closing price of the common stock on such date plus $1.00.  The first warrant will vest as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date, and the second warrant will vest as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the grant date. The issuance of these warrants will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) thereof.

From March 2010 until December 18, 2011, Mr. Rubenstein, age 45, served as Chief Executive Officer of LaVie Management Services, where he was responsible for the management of operations of the skilled nursing facility company.  From January 2009 to March 2010, Mr. Rubenstein was the Chief Executive Officer of Coastal Administrative Services and the Executive Vice President of Strategy & Support for Genoa Healthcare, where he was responsible for the oversight of information technology, accounting and reimbursement issues for the skilled nursing facility companies.  From January 2006 to December 2008, Mr.

Rubenstein served as the Chief Development Officer for Genoa Healthcare Consulting, where he oversaw the acquisition and divestiture of skilled nursing facilities.

There are no family relationships between Mr. Rubenstein and any director or officer of the Company.  Except as disclosed herein, no arrangement or understand exists between Mr. Rubenstein and any other person pursuant to which Mr. Rubenstein was appointed to serve as the Company’s Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer